Exhibit 99.1

2941 Fairview Park Drive, Suite 100
Falls Church, VA 22042-4513	News
www.generaldynamics.com

Contact: Lucy Ryan
Tel: 703 876 3631
lryan@generaldynamics.com

January 24, 2018

General Dynamics Reports Fourth-Quarter, Full-Year 2017 Results

•	Revenue up 8.1% in the fourth quarter

•	Operating earnings up 34.6% to $1.03 billion in the fourth quarter

•	A $119 million one-time, non-cash decrement to earnings in the fourth quarter from tax reform, primarily a provision that reduces the value of a future deferred tax asset

•	Fourth-quarter diluted EPS expanded 11.1% to $2.10; adjusted EPS, excluding the impact of tax reform, was $2.50, up 32.3%

•	Full-year diluted EPS expanded 10.6% to $9.56; adjusted EPS, excluding the impact of tax reform, was $9.95, up 15.2%

•	Cash from operations was $3.9 billion for the year and free cash flow was $3.5 billion

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported fourth-quarter 2017 earnings from continuing operations of $636 million, a 9.7 percent increase over fourth-quarter 2016, on revenue of $8.3 billion. Diluted earnings per share (EPS) from continuing operations was up 11.1 percent to $2.10 compared to $1.89 in the year-ago quarter. Absent a one-time, non-cash decrement to earnings from the 2017 Tax Cuts and Jobs Act, earnings from continuing operations were $755 million, up 30.2 percent and diluted EPS from continuing operations was $2.50, a 32.3 percent increase (see Exhibit A).

Full-year Results
Full-year earnings from continuing operations were $2.9 billion, an 8.7 percent increase from 2016 on revenue of $31 billion. Diluted EPS from continuing operations was up 10.6 percent to $9.56 compared to full-year 2016. Excluding the impact of tax reform, full-year earnings from continuing operations were $3 billion, up 13.1 percent, and diluted EPS from continuing operations was $9.95, a 15.2 percent increase (see Exhibit B).

“General Dynamics delivered strong results in 2017, with growth in revenue, earnings, margins and EPS,” said Phebe Novakovic, chairman and chief executive officer of General Dynamics. “We are investing for the future and executing on our robust backlog. We see continued demand for our products, with backlog growth in 2017 in our defense business and strong order intake across the Gulfstream portfolio.”

Margin
Company-wide operating margin was 12.5 percent for the fourth quarter, 250 basis points higher than the fourth-quarter 2016 margin. For the full year, operating margin was 13.5 percent, 130 basis points higher than the 2016 full-year margin. Margins improved in all four segments in both the fourth quarter and full year.

– more –

Segment Highlights
Aerospace
The Aerospace group reported 2017 full-year revenue of $8.13 billion, operating earnings of $1.59 billion and operating margin of 19.6 percent. Compared to 2016, revenue was up 4 percent, earnings were up 13.2 percent and margin was up 160 basis points. The group had solid order activity in 2017, with especially strong order intake in the fourth quarter across the Gulfstream portfolio.

Combat Systems
Combat Systems reported 2017 full-year revenue of $5.95 billion, operating earnings of $937 million and operating margin of 15.8 percent. Compared to 2016, revenue was up 7.6 percent, earnings were up 12.8 percent and margin was up 80 basis points, with continued strong program and operating performance. The group received multiple significant contracts in 2017, including awards to modernize Abrams tanks for the U.S. Army and its allies and several orders across our European vehicle business.

Information Systems and Technology
Information Systems and Technology reported 2017 full-year revenue of $8.89 billion, operating earnings of $1.01 billion and operating margin of 11.4 percent. Compared to 2016, revenue was down 2.8 percent, earnings were up 7.4 percent and margin was up 110 basis points. The group had a book-to-bill ratio (orders divided by revenue) higher than one-to-one in 2017 driven by continued strong demand for its products and services.

Marine Systems
Marine Systems reported 2017 full-year revenue of $8 billion, operating earnings of $685 million and operating margin of 8.6 percent. Compared to 2016, revenue was steady, earnings were up 15.1 percent and margin was up 120 basis points. The group continues to execute on its considerable backlog and received multiple significant contracts in 2017 including the design and prototype development for the U.S. Navy’s Columbia-class submarine.

Cash
Net cash provided by operating activities for the full year totaled $3.9 billion, compared to $2.2 billion in 2016. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $3.5 billion for the year.

Backlog
General Dynamics’ total backlog at the end of 2017 was $63.2 billion. There was strong demand in the quarter across the company’s portfolio. The estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $24.8 billion. Total potential contract value, the sum of all backlog components, was $88 billion at the end of the year.

– more –

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; C4ISR and IT solutions; and shipbuilding. The company’s 2017 revenue was $31 billion. More information is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter 2017 financial results conference call at 9 a.m. EST on Wednesday, January 24, 2018. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on January 24 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 1-412-317-0088); passcode 10115909. The phone replay will be available from January 24 through January 31, 2018.

– more –

EXHIBIT A
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31		Variance
	2017 (a)	2016 (b)	$	%
Revenue	$8,277	$7,654	$623	8.1%
Operating costs and expenses	7,243	6,886	357
Operating earnings	1,034	768	266	34.6%
Interest, net	(27)	(23)	(4)
Other, net	1	—	1
Earnings from continuing operations before income tax	1,008	745	263	35.3%
Provision for income tax, net	372	165	207
Earnings from continuing operations	636	580	56	9.7%
Discontinued operations, net of tax	—	(10)	10
Net earnings	$636	$570	$66	11.6%
Earnings per share—basic
Continuing operations	$2.14	$1.92	$0.22	11.5%
Discontinued operations	—	(0.04)	0.04
Net earnings	$2.14	$1.88	$0.26	13.8%
Basic weighted average shares outstanding	297.0	302.5
Earnings per share—diluted
Continuing operations	$2.10	$1.89	$0.21	11.1%
Discontinued operations	—	(0.04)	0.04
Net earnings	$2.10	$1.85	$0.25	13.5%
Diluted weighted average shares outstanding	302.4	308.5

(a)    2017 results include the unfavorable one-time, non-cash impact of tax reform. The table below adjusts the provision for income tax, earnings from continuing operations and diluted earnings per share from continuing operations to exclude this impact. Notes describing these non-GAAP adjustments follow Exhibit B.

Three Months Ended
December 31, 2017
Calculation of adjusted non-GAAP provision for income tax and earnings from continuing operations:
Earnings from continuing operations before income tax	$1,008
Provision for income tax, net	372
Effective income tax rate	36.9%
Non-GAAP adjustment for change in tax law	(119)
Adjusted non-GAAP provision for income tax, net	253
Adjusted non-GAAP effective income tax rate	25.1%
Adjusted non-GAAP earnings from continuing operations	$755

Calculation of adjusted non-GAAP diluted earnings per share from continuing operations:
Adjusted non-GAAP earnings from continuing operations	$755
Diluted weighted average shares outstanding	302.4
Adjusted non-GAAP diluted earnings per share from continuing operations	$2.50

(b)	Prior-period information has been restated for the adoption of Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which we adopted on January 1, 2017.

– more –

EXHIBIT B
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Year Ended December 31		Variance
	2017 (a)	2016 (b)	$	%
Revenue	$30,973	$30,561	$412	1.3%
Operating costs and expenses	26,796	26,827	(31)
Operating earnings	4,177	3,734	443	11.9%
Interest, net	(103)	(91)	(12)
Other, net	3	13	(10)
Earnings from continuing operations before income tax	4,077	3,656	421	11.5%
Provision for income tax, net	1,165	977	188
Earnings from continuing operations	2,912	2,679	233	8.7%
Discontinued operations, net of tax	—	(107)	107
Net earnings	$2,912	$2,572	$340	13.2%
Earnings per share—basic
Continuing operations	$9.73	$8.79	$0.94	10.7%
Discontinued operations	—	(0.35)	0.35
Net earnings	$9.73	$8.44	$1.29	15.3%
Basic weighted average shares outstanding	299.2	304.7
Earnings per share—diluted
Continuing operations	$9.56	$8.64	$0.92	10.6%
Discontinued operations	—	(0.35)	0.35
Net earnings	$9.56	$8.29	$1.27	15.3%
Diluted weighted average shares outstanding	304.6	310.4

(a)
2017 results include the unfavorable one-time, non-cash impact of tax reform. The table below adjusts the provision for income tax, earnings from continuing operations and diluted earnings per share from continuing operations to exclude this impact. Notes describing these non-GAAP adjustments follow Exhibit B.

Year Ended
December 31, 2017
Calculation of adjusted non-GAAP provision for income tax and earnings from continuing operations:
Earnings from continuing operations before income tax	$4,077
Provision for income tax, net	1,165
Effective income tax rate	28.6%
Non-GAAP adjustment for change in tax law	(119)
Adjusted non-GAAP provision for income tax, net	1,046
Adjusted non-GAAP effective income tax rate	25.7%
Adjusted non-GAAP earnings from continuing operations	$3,031

Calculation of adjusted non-GAAP diluted earnings per share from continuing operations:
Adjusted non-GAAP earnings from continuing operations	$3,031
Diluted weighted average shares outstanding	304.6
Adjusted non-GAAP diluted earnings per share from continuing operations	$9.95

(b)	Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

– more –

EXHIBITS A and B (cont.)
CALCULATION OF ADJUSTED NON-GAAP PROVISION FOR INCOME TAX, EARNINGS FROM CONTINUING OPERATIONS AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Exhibits A and B include the following measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP):

•	Adjusted non-GAAP provision for income tax,

•	Adjusted non-GAAP earnings from continuing operations, and

•	Adjusted non-GAAP diluted earnings per share from continuing operations (EPS).

These measures exclude the impact of tax reform enacted in December 2017, the Tax Cuts and Jobs Act (TCJA). The TCJA has several key provisions, most significantly reducing the corporate tax rate from 35% to 21% beginning in 2018. However, the impact of tax reform must be accounted for in 2017, primarily the remeasurement of U.S. federal deferred tax assets and liabilities at the tax rate expected to apply when the temporary differences are realized/settled (remeasured at a rate of 21% versus 35% for the majority of our deferred tax assets and liabilities). This impact is considered by management a one-time, non-cash event. Therefore, management developed the non-GAAP measures, which are used to evaluate results and analyze trends. Management believes the measures are also useful supplemental information for investors to understand the company’s results.

The GAAP measure comparable to adjusted non-GAAP provision for income tax is provision for income tax. The GAAP measure comparable to adjusted non-GAAP earnings from continuing operations is earnings from continuing operations. The GAAP measure comparable to adjusted non-GAAP diluted earnings per share from continuing operations is diluted earnings per share from continuing operations. Exhibits A and B provide reconciliations of these non-GAAP measures to the corresponding GAAP measures.

– more –

EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended December 31		Variance
	2017	2016*	$	%
Revenue:
Aerospace	$1,982	$1,825	$157	8.6%
Combat Systems	1,748	1,661	87	5.2%
Information Systems and Technology	2,487	2,271	216	9.5%
Marine Systems	2,060	1,897	163	8.6%
Total	$8,277	$7,654	$623	8.1%
Operating earnings:
Aerospace	$340	$274	$66	24.1%
Combat Systems	260	230	30	13.0%
Information Systems and Technology	282	231	51	22.1%
Marine Systems	167	42	125	297.6%
Corporate	(15)	(9)	(6)	(66.7)%
Total	$1,034	$768	$266	34.6%
Operating margin:
Aerospace	17.2%	15.0%
Combat Systems	14.9%	13.8%
Information Systems and Technology	11.3%	10.2%
Marine Systems	8.1%	2.2%
Total	12.5%	10.0%

* Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

– more –

EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31		Variance
	2017	2016*	$	%
Revenue:
Aerospace	$8,129	$7,815	$314	4.0%
Combat Systems	5,949	5,530	419	7.6%
Information Systems and Technology	8,891	9,144	(253)	(2.8)%
Marine Systems	8,004	8,072	(68)	(0.8)%
Total	$30,973	$30,561	$412	1.3%
Operating earnings:
Aerospace	$1,593	$1,407	$186	13.2%
Combat Systems	937	831	106	12.8%
Information Systems and Technology	1,011	941	70	7.4%
Marine Systems	685	595	90	15.1%
Corporate	(49)	(40)	(9)	(22.5)%
Total	$4,177	$3,734	$443	11.9%
Operating margin:
Aerospace	19.6%	18.0%
Combat Systems	15.8%	15.0%
Information Systems and Technology	11.4%	10.3%
Marine Systems	8.6%	7.4%
Total	13.5%	12.2%

* Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

– more –

EXHIBIT E
CONSOLIDATED BALANCE SHEETS - (UNAUDITED)
DOLLARS IN MILLIONS

	December 31, 2017	December 31, 2016*
ASSETS
Current assets:
Cash and equivalents	$2,983	$2,334
Accounts receivable	3,617	3,399
Unbilled receivables	5,240	4,212
Inventories	5,303	5,118
Other current assets	1,133	1,471
Total current assets	18,276	16,534
Noncurrent assets:
Property, plant and equipment, net	3,517	3,477
Intangible assets, net	702	678
Goodwill	11,914	11,445
Other assets	585	1,038
Total noncurrent assets	16,718	16,638
Total assets	$34,994	$33,172
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$2	$900
Accounts payable	3,207	2,538
Customer advances and deposits	6,992	6,827
Other current liabilities	2,846	3,185
Total current liabilities	13,047	13,450
Noncurrent liabilities:
Long-term debt	3,980	2,988
Other liabilities	6,532	6,433
Total noncurrent liabilities	10,512	9,421
Shareholders’ equity:
Common stock	482	482
Surplus	2,872	2,819
Retained earnings	26,444	24,543
Treasury stock	(15,543)	(14,156)
Accumulated other comprehensive loss	(2,820)	(3,387)
Total shareholders’ equity	11,435	10,301
Total liabilities and shareholders’ equity	$34,994	$33,172

* Prior-period information has been restated for the adoption of Accounting Standards Update (ASU) 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, and ASC Topic 606, which we adopted on January 1, 2017.

– more –

EXHIBIT F
CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31
	2017	2016*
Cash flows from operating activities—continuing operations:
Net earnings	$2,912	$2,572
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	362	365
Amortization of intangible assets	79	88
Equity-based compensation expense	123	95
Deferred income tax provision	401	184
Discontinued operations, net of tax	—	107
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(195)	(122)
Unbilled receivables	(987)	(1,048)
Inventories	(182)	(377)
Other current assets	259	315
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	657	567
Customer advances and deposits	264	(305)
Other, net	186	(243)
Net cash provided by operating activities	3,879	2,198
Cash flows from investing activities:
Capital expenditures	(428)	(392)
Business acquisitions, net of cash acquired	(399)	(58)
Other, net	36	24
Net cash used by investing activities	(791)	(426)
Cash flows from financing activities:
Purchases of common stock	(1,558)	(1,996)
Dividends paid	(986)	(911)
Proceeds from fixed-rate notes	985	992
Repayment of fixed-rate notes	(900)	(500)
Proceeds from stock option exercises	163	292
Other, net	(103)	(46)
Net cash used by financing activities	(2,399)	(2,169)
Net cash used by discontinued operations	(40)	(54)
Net increase (decrease) in cash and equivalents	649	(451)
Cash and equivalents at beginning of year	2,334	2,785
Cash and equivalents at end of year	$2,983	$2,334

*	Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

– more –

EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2017		2016 (a)
	Fourth Quarter		Fourth Quarter
Other Financial Information:
Return on equity (b)	26.6%		25.6%
Debt-to-equity (c)	34.8%		37.7%
Debt-to-capital (d)	25.8%		27.4%
Book value per share (e)	$38.52		$34.06
Total income tax payments	$219		$282
Company-sponsored research and development (f)	$154		$94
Shares outstanding	296,895,608		302,418,528

Non-GAAP Financial Measures:
	2017		2016 (a)
	Fourth Quarter	Twelve Months	Fourth Quarter	Twelve Months
Free cash flow from operations:
Net cash provided by operating activities	$1,998	$3,879	$826	$2,198
Capital expenditures	(155)	(428)	(148)	(392)
Free cash flow from operations (g)	$1,843	$3,451	$678	$1,806

Return on invested capital:
Earnings from continuing operations		$2,912		$2,679
After-tax interest expense		76		64
After-tax amortization expense		51		57
Net operating profit after taxes		3,039		2,800
Average invested capital		18,099		17,168
Return on invested capital (h)		16.8%		16.3%

Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

– more –

EXHIBIT G (cont.)
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a)	Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

(b)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.

(c)	Debt-to-equity ratio is calculated as total debt divided by total equity as of year end.

(d)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of year end.

(e)	Book value per share is calculated as total equity divided by total outstanding shares as of year end.

(f)	Includes independent research and development and Aerospace product-development costs.

(g)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(h)
We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. Average invested capital is defined as the sum of the average debt and shareholders’ equity excluding accumulated other comprehensive loss for the year. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations. After-tax interest and amortization expense is calculated using the statutory tax rate of 35 percent.

– more –

EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value (a)	Total Potential Contract Value
Fourth Quarter 2017:
Aerospace	$12,319	$147	$12,466	$1,955	$14,421
Combat Systems	17,158	458	17,616	3,154	20,770
Information Systems and Technology	6,682	2,192	8,874	14,875	23,749
Marine Systems	15,872	8,347	24,219	4,809	29,028
Total	$52,031	$11,144	$63,175	$24,793	$87,968
Third Quarter 2017:
Aerospace	$11,729	$86	$11,815	$1,909	$13,724
Combat Systems	17,060	494	17,554	4,607	22,161
Information Systems and Technology	7,109	2,413	9,522	14,384	23,906
Marine Systems	16,791	8,247	25,038	4,826	29,864
Total	$52,689	$11,240	$63,929	$25,726	$89,655
Fourth Quarter 2016 (b):
Aerospace	$13,119	$96	$13,215	$2,127	$15,342
Combat Systems	17,206	597	17,803	4,698	22,501
Information Systems and Technology	6,458	2,007	8,465	14,327	22,792
Marine Systems	15,000	7,723	22,723	3,873	26,596
Total	$51,783	$10,423	$62,206	$25,025	$87,231

(a)
The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term aircraft services agreements. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value. We recognize options in backlog when the customer exercises the option and establishes a firm order.

(b)	Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

– more –

EXHIBIT I
FOURTH QUARTER 2017 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the fourth quarter of 2017:
Combat Systems:

•
$1 billion from the U.S. Army to upgrade Abrams tanks to the M1A2 System Enhancement Package Version 3 (SEPv3) configuration and upgrade M1A1 tanks to the M1A2S and M1A2K configurations under foreign military sales contracts for the Kingdom of Saudi Arabia and Kuwait. The award has a potential contract value of $2.4 billion over three years.

•	$90 from the Army and U.S. Air Force for various calibers of ammunition and ordnance.

•	$45 from the Army for Abrams technical support and engineering and logistics services.

•	$45 from the U.S. Defense Logistics Agency for fire control electronic equipment.

•	$45 from the U.S. Special Operations Command for the production of Ground Mobility Vehicles (GMVs).

•	$40 from the Canadian government for various calibers of ammunition.

•	$25 for guns and weapons systems for U.S. Navy Littoral Combat Ships (LCS).
Information Systems and Technology:

•	$165 from the Army for additional equipment for the WIN-T Increment 2 program.

•	$135 from the U.S. Department of State to provide supply chain management services.

•	$90 from the U.S. Navy for maintenance, logistics and support services for the integrated ground segments of the Mobile User Objective System (MUOS) program.

•	$75 from the Navy to provide fire control system modifications for ballistic-missile (SSBN) submarines.

•	$75 from the Navy for combat and seaframe control systems for the Independence-variant LCS.

•	$70 from a Middle Eastern customer to install long-range integrated security systems at multiple offshore sites in the Persian Gulf.

•	$55 to provide support for live and virtual operations under the Warfighter Field Operations Customer Support (FOCUS) program.

•	$35 from the Army for computing and communications equipment under the Common Hardware Systems-4 (CHS-4) program.

•	$35 for commercial wireless network systems and support.

•	$35 from the National Geospatial-Intelligence Agency (NGA) for information technology (IT) lifecycle management services and virtual desktop services.
Marine Systems:

•	$505 from the Navy to provide research and development and lead yard services for Virginia-class submarines.

•	$110 from the Navy for maintenance, modernization and repair work on the USS Mesa Verde (LPD-19) and USS Carter Hall (LSD-50).

•	$75 from the Navy for Advanced Nuclear Plant Studies in support of the Columbia-class submarine program.

•	$70 from the Navy for advance procurement for the TAO-205 next-generation fleet oiler program.

•	$45 from the Navy for submarine maintenance and repair services.

•	$40 from the Navy for planning yard services for the Arleigh Burke-class (DDG-51) guided-missile destroyer and Oliver Hazard Perry-class (FFG-7) frigate programs.

•	$30 from the Navy for planning yard services for nuclear-powered submarines and support yard services for moored training ships.

– more –

EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Fourth Quarter		Twelve Months
	2017	2016*	2017	2016*
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	23	22	90	94
Mid-cabin aircraft	7	6	30	27
Total	30	28	120	121
Pre-owned Deliveries (units):	1	2	5	8

* Prior-period information has been restated for the adoption of ASC Topic 606, which we adopted on January 1, 2017.

# # #